Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stericycle, Inc. 2014 Incentive Stock Plan of our reports dated February 28, 2014, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and the effectiveness of internal control over financial reporting of Stericycle, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

December 23, 2014

Chicago, Illinois